Exhibit 99.1

FOR IMMEDIATE RELEASE

Research Solutions Reports Fiscal Third Quarter 2023 Results

Reports 18% Revenue Increase and 24% Increase in ARR to $9.1 Million

HENDERSON, Nev., May 11, 2023 — Research Solutions, Inc. (NASDAQ: RSSS), a pioneer in providing cloud-based workflow solutions for R&D driven organizations, reported financial results for its fiscal third quarter ended March 31, 2023.

Fiscal Third Quarter 2023 Summary

•	Total revenue of $10.3 million, an 18.1% increase from prior-year quarter and the Company’s first reported quarter of over $10 million in revenue
•	Platform revenue up 26% to $2.2 million. Annual Recurring Revenue (“ARR”) up 24% to $9.1 million.
•	Gross profit up 24% from prior-year quarter. Total gross margin improved 190 basis points to 38.9%.
•	Earnings of $0.01 per diluted share, compared to a loss of $0.01 per share in the prior-year quarter. Fiscal year to date net income of $0.01 per diluted share, compared to a loss of $0.05 in the same fiscal year to date period in the prior-year.
•	Adjusted EBITDA of $559,000 compared to $94,000 in the prior-year quarter
•	Positive cash flow from operations of $0.8 million for the quarter and $1.9 million fiscal year to date, compared to negative cash flow from operations of $0.4 million in the same fiscal year to date period in the prior-year

“Our third quarter results reflect the continued adoption of our platform by new customers and a 16% revenue increase in our transactions business, due to both organic growth and the successful transition of customer contracts from FIZ Karlsruhe, which took effect on January 1, 2023,” said Roy W. Olivier, President and CEO of Research Solutions. “Platform growth remained challenging in the quarter as our customers continue to extend sales cycles and operate under tightened budgets. Our profitability, however, has allowed us to continue to invest in marketing and product development, with some important product features being successfully released in the quarter. We feel well positioned to execute as the economic environment improves and believe our products will be even more relevant to our research customers.”

Fiscal Third Quarter 2023 Results

Total revenue was $10.3 million, an 18.1% increase from $8.8 million in the year-ago quarter as both platform and transaction revenue increased from the prior period.

Platform subscription revenue increased 26% to $2.2 million compared to $1.8 million in the year-ago quarter. The increase was primarily due to an increase in the total number of paid Platform deployments, including 25 net deployments added in the quarter, as well as upsells to existing customers. The quarter ended with annual recurring revenue of $9.1 million, up 24% year-over-year (see the company’s definition of annual recurring revenue below).

Transaction revenue was $8.1 million, compared to $7.0 million in the third quarter of fiscal 2022. The increase was primarily due to organic growth and higher transaction volumes related to contracts transferred from FIZ Karlsruhe effective on January 1, 2023. The transaction customer count for the quarter was 1,417, compared to 1,193 customers in the prior-year quarter (see the company's definition of active customer accounts and transactions below).

Total gross margin improved 190 basis points from the prior-year quarter to 38.9%. The increase was primarily driven by a continued revenue mix shift to the higher-margin Platforms business as well as increased margins in the transactions business.

Total operating expenses were $3.9 million, compared to $3.6 million in the third quarter of 2022. The increase was primarily due to higher sales and marketing and general and administrative costs, the latter related to recruiting fees expensed in the period.

Net income in the third quarter was $237,000, or $0.01 per diluted share, compared to a net loss of ($341,000), or ($0.01) per share, in the prior-year quarter. Adjusted EBITDA was $559,000, compared to $94,000 in the year-ago quarter (see definition and further discussion about the presentation of Adjusted EBITDA, a non-GAAP term, below).

Conference Call

Research Solutions President and CEO Roy W. Olivier and CFO Bill Nurthen will host the conference call, followed by a question and answer period.

Date: Thursday, May 11, 2023

Time: 5:00 p.m. ET (2:00 p.m. PT)

Dial-in number: 1-412-317-5180

Conference ID: 10178138

The conference call will be broadcast live and available for replay until June 11, 2023 by dialing 1-412-317-6671 and using the replay ID 10178138, and via the investor relations section of the company's website at http://researchsolutions.investorroom.com/.

Fiscal Third Quarter Financial and Operational Summary Tables vs. Prior-Year Quarter

	Quarter Ended March 31,				Nine Months Ended March 31,
	2023	2022	Change	% Change	2023	2022	Change	% Change
Revenue:
Platforms	$2,249,632	$1,786,224	$463,408	25.9%	$6,379,871	$4,900,927	$1,478,944	30.2%
Transactions	$8,092,794	$6,971,128	1,121,666	16.1%	$21,363,864	$19,471,216	1,892,648	9.7%
Total Revenue	10,342,426	8,757,352	1,585,074	18.1%	27,743,735	24,372,143	3,371,592	13.8%

Gross Profit:
Platforms	1,981,002	1,567,173	413,829	26.4%	5,627,695	4,204,552	1,423,144	33.8%
Transactions	2,046,271	1,671,324	374,947	22.4%	5,152,653	4,531,980	620,673	13.7%
Total Gross Profit	4,027,273	3,238,497	788,776	24.4%	10,780,348	8,736,532	2,043,817	23.4%

Gross profit as a % of revenue:
Platforms	88.1%	87.7%	0.3%		88.2%	85.8%	2.4%
Transactions	25.3%	24.0%	1.3%		24.1%	23.3%	0.8%
Total Gross Profit	38.9%	37.0%	2.0%		38.9%	35.8%	3.0%

Operating Expenses:
Sales and marketing	642,624	543,496	99,128	18.2%	1,830,448	1,584,804	245,644	15.5%
Technology and product development	953,677	971,959	(18,282)	-1.9%	2,751,099	2,661,655	89,444	3.4%
General and administrative	1,871,591	1,629,371	242,220	14.9%	5,004,678	4,742,729	261,950	5.5%
Depreciation and amortization	18,332	4,988	13,344	267.5%	30,486	12,144	18,342	151.0%
Stock-based compensation	480,458	399,234	81,224	20.3%	1,264,522	870,883	393,639	45.2%
Foreign currency translation loss (gain)	(72,547)	29,394	(101,941)	NM	(84,210)	52,619	(136,829)	NM
Total Operating Expenses	3,894,135	3,578,442	315,693	8.8%	10,797,023	9,924,834	872,190	8.8%
Income (loss) from operations	133,139	(339,944)	473,083	139.2%	(16,675)	(1,188,302)	1,171,627	98.6%

Other Income (Expenses):
Other income (expense)	104,331	237	104,094	NM	218,095	777	217,318	NM
Provision for income taxes	(628)	(822)	194	-23.6%	(5,543)	(6,592)	1,049	15.9%
Gain on sale of disc'd operations	-	-	-		-	-	-
Total Other Income (Expenses):	103,703	(585)	104,288	NM	212,552	(5,815)	218,367	NM
Net income (loss)	$236,842	$(340,529)	577,371	169.6%	$195,877	$(1,194,117)	1,389,994	116.4%
				NM				NM
Adjusted EBITDA	$559,382	$93,672	$465,710	497.2%	$1,194,123	$(252,656)	$1,446,779	NM

	Quarter Ended March 31,				Nine Months Ended March 31,
	2023	2022	Change	% Change	2023	2022	Change	% Change
Platforms:
ARR (Annual recurring revenue):
Beginning of Period	$8,776,977	$6,848,613	$1,928,363	28.2%	$7,922,188	$5,880,179	$2,042,009	34.7%
Incremental ARR	330,704	500,233	(169,529)	-33.9%	1,185,493	1,468,668	(283,175)	-19.3%
End of Period	$9,107,681	$7,348,847	$1,758,834	23.9%	$9,107,681	$7,348,847	$1,758,834	23.9%

Deployments:
Beginning of Period	790	646	144	22.3%	733	553	180	32.5%
Incremental Deployments	25	34	(9)	-26.5%	82	127	(45)	-35.4%
End of Period	815	680	135	19.9%	815	680	135	19.9%

ASP (Average sales price):
Beginning of Period	$11,110	$10,602	$509	4.8%	$10,808	$10,633	$175	1.6%
End of Period	$11,175	$10,807	$368	3.4%	$11,175	$10,807	$368	3.4%

Transaction Customers:
Corporate customers	1,116	904	212	23.5%	986	875	112	12.8%
Academic customers	301	289	12	4.2%	300	300	-	0.0%
Total customers	1,417	1,193	224	18.8%	1,287	1,175	112	9.5%

Active Customer Accounts, Transactions and Annual Recurring Revenue

The company defines active customer accounts as the sum of the total quantity of customers per month for each month in the period divided by the respective number of months in the period. The quantity of customers per month is defined as customers with at least one transaction during the month.

A transaction is an order for a unit of copyrighted content fulfilled or managed in the Platform.

The company defines annual recurring revenue (“ARR”) as the value of contracted Platform subscription recurring revenue normalized to a one-year period.

Use of Non-GAAP Measure – Adjusted EBITDA

Research Solutions’ management evaluates and makes operating decisions using various financial metrics. In addition to the company’s GAAP results, management also considers the non-GAAP measure of Adjusted EBITDA. Management believes that this non-GAAP measure provides useful information about the company’s operating results.

The tables below provide a reconciliation of this non-GAAP financial measure with the most directly comparable GAAP financial measure. Adjusted EBITDA is defined as net income (loss), plus interest expense, other income (expense), foreign currency transaction loss, provision for income taxes, depreciation and amortization, stock-based compensation, gain on sale of discontinued operations, and other potential adjustments that may arise. Set forth below is a reconciliation of Adjusted EBITDA to net income (loss):

	Quarter Ended March 31,				Nine Months Ended March 31,
	2023	2022	Change	% Change	2023	2022	Change	% Change
Net Income (loss)	$236,842	$(340,529)	$577,371	169.6%	$195,877	$(1,194,117)	$1,389,994	116.4%
Add (deduct):							-
Other income (expense)	(104,331)	(237)	(104,094)	NM	(218,095)	(777)	(217,318)	NM
Foreign currency translation loss (gain)	(72,547)	29,394	(101,941)	NM	(84,210)	52,619	(136,829)	NM
Provision for income taxes	628	822	(194)	-23.6%	5,543	6,592	(1,049)	-15.9%
Depreciation and amortization	18,332	4,988	13,344	267.5%	30,486	12,144	18,342	151.0%
Stock-based compensation	480,458	399,234	81,224	20.3%	1,264,522	870,883	393,639	45.2%
Gain on sale of disc. ops.	-	-	-		-	-	-
Adjusted EBITDA	$559,382	$93,672	$465,710	497.2%	$1,194,123	$(252,656)	$1,446,779	NM

About Research Solutions

Research Solutions, Inc. (NASDAQ: RSSS) provides cloud-based technologies to streamline the process of obtaining, managing, and creating intellectual property. Founded in 2006 as Reprints Desk, the company was a pioneer in developing solutions to serve researchers. Today, more than 70 percent of the top pharmaceutical companies, prestigious universities, and emerging businesses rely on Article Galaxy, the company's SaaS research platform, to streamline access to the latest scientific research and data with 24/7 customer support. For more information and details, please visitwww.researchsolutions.com and www.reprintsdesk.com

Important Cautions Regarding Forward-Looking Statements

Certain statements in this press release may contain "forward-looking statements" regarding future events and our future results. All statements other than statements of historical facts are statements that could be deemed to be forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the markets in which we operate and the beliefs and assumptions of our management. Words such as "expects," "anticipates," "targets," "goals," "projects", "intends," "plans," "believes," "seeks," "estimates," "endeavors," "strives," "may," or variations of such words, and similar expressions are intended to identify such forward-looking statements. Readers are cautioned that these forward-looking statements are subject to a number of risks, uncertainties and assumptions that are difficult to predict, estimate or verify. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. Such risks and uncertainties include those factors described in the Company's most recent annual report on Form 10-K, as such may be amended or supplemented by subsequent quarterly reports on Form 10-Q, or other reports filed with the Securities and Exchange Commission. Examples of forward-looking statements in this release include statements regarding additional customers, potential acquisitions and the Company’s prospects for growth. Readers are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements. For more information, please refer to the Company's filings with the Securities and Exchange Commission.

Research Solutions, Inc. and Subsidiaries

Consolidated Balance Sheets

	March 31,
	2023	June 30,
	(unaudited)	2022
Assets
Current assets:
Cash and cash equivalents	$12,132,899	$10,603,175
Accounts receivable, net of allowance of $49,670 and $94,144, respectively	6,797,240	5,251,545
Prepaid expenses and other current assets	398,726	276,026
Prepaid royalties	798,892	846,652
Total current assets	20,127,757	16,977,398

Other assets:
Property and equipment, net of accumulated depreciation of $868,324 and $840,996, respectively	53,766	47,985
Intangible assets, net of accumulated amortization of $11,046 and $0, respectively	430,788	—
Deposits and other assets	997	893
Total assets	$20,613,308	$17,026,276

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$7,696,205	$6,604,032
Deferred revenue	6,524,570	5,538,526
Total current liabilities	14,220,775	12,142,558

Commitments and contingencies

Stockholders’ equity:
Preferred stock; $0.001 par value; 20,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock; $0.001 par value; 100,000,000 shares authorized; 29,500,764 and 27,075,648 shares issued and outstanding, respectively	29,501	27,076
Additional paid-in capital	29,386,169	28,072,855
Accumulated deficit	(22,898,395)	(23,094,272)
Accumulated other comprehensive loss	(124,742)	(121,941)
Total stockholders’ equity	6,392,533	4,883,718
Total liabilities and stockholders’ equity	$20,613,308	$17,026,276

Research Solutions, Inc. and Subsidiaries

Consolidated Statements of Operations and Other Comprehensive Loss

(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2023	2022	2023	2022

Revenue:
Platforms	$2,249,632	$1,786,224	$6,379,871	$4,900,927
Transactions	8,092,794	6,971,128	21,363,864	19,471,216
Total revenue	10,342,426	8,757,352	27,743,735	24,372,143

Cost of revenue:
Platforms	268,630	219,051	752,176	696,375
Transactions	6,046,523	5,299,804	16,211,211	14,939,236
Total cost of revenue	6,315,153	5,518,855	16,963,387	15,635,611
Gross profit	4,027,273	3,238,497	10,780,348	8,736,532

Operating expenses:
Selling, general and administrative	3,875,802	3,573,454	10,766,537	9,912,690
Depreciation and amortization	18,332	4,988	30,486	12,144
Total operating expenses	3,894,134	3,578,442	10,797,023	9,924,834

Income (loss) from operations	133,139	(339,945)	(16,675)	(1,188,302)

Other income	104,331	237	218,095	777

Income (loss) from operations before provision for income taxes	237,470	(339,708)	201,420	(1,187,525)
Provision for income taxes	(628)	(822)	(5,543)	(6,592)

Net income (loss)	236,842	(340,530)	195,877	(1,194,117)

Other comprehensive income (loss):
Foreign currency translation	(4,149)	1,609	(2,801)	(1,181)
Comprehensive income (loss)	$232,693	$(338,921)	$193,076	$(1,195,298)

Basic income (loss) per common share:
Net income (loss) per share	$0.01	$(0.01)	$0.01	$(0.05)
Weighted average common shares outstanding	26,929,314	26,512,195	26,820,557	26,392,949

Diluted income (loss) per common share:
Net income (loss) per share	$0.01	$(0.01)	$0.01	$(0.05)
Weighted average common shares outstanding	29,791,719	26,512,195	28,837,774	26,392,949

Research Solutions, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(Unaudited)

	Nine Months Ended
	March 31,
	2023	2022

Cash flow from operating activities:
Net income (loss)	$195,877	$(1,194,117)
Adjustment to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	30,486	12,144
Fair value of vested stock options	338,973	424,450
Fair value of vested restricted common stock	925,550	446,433
Fair value of vested unrestricted common stock	68,272	—
Changes in operating assets and liabilities:
Accounts receivable	(1,545,695)	(904,915)
Prepaid expenses and other current assets	(122,700)	(67,984)
Prepaid royalties	47,760	(54,287)
Accounts payable and accrued expenses	947,789	397,088
Deferred revenue	986,044	538,477
Net cash provided by (used in) operating activities	1,872,356	(402,711)

Cash flow from investing activities:
Purchase of property and equipment	(29,976)	(34,251)
Payment for non-refundable deposit for asset acquisition	(297,450)	—
Net cash used in investing activities	(327,426)	(34,251)

Cash flow from financing activities:
Proceeds from the exercise of stock options	57,500	97,688
Proceeds from the exercise of warrants	—	59,500
Common stock repurchase	(74,556)	(82,053)
Net cash provided by (used in) financing activities	(17,056)	75,135

Effect of exchange rate changes	1,850	(1,989)
Net increase (decrease) in cash and cash equivalents	1,529,724	(363,816)
Cash and cash equivalents, beginning of period	10,603,175	11,004,337
Cash and cash equivalents, end of period	$12,132,899	$10,640,521

Supplemental disclosures of cash flow information:
Cash paid for income taxes	$5,543	$6,592

Contact

Steven Hooser or John Beisler

Three Part Advisors

(214) 872-2710

shooser@threepa.com; jbeisler@threepa.com

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